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Exhibit 10.14

SOLICITATION/CONTRACT/ORDER FOR COMMERCIAL ITEMS						1. REQUISITION NUMBER		PAGE 1 OF 13
OFFEROR TO COMPLETE BLOCKS 12, 17, 23, 24, AND 30						F6ENRX41845400

2. CONTRACT NO. FA8201-04-C-0090		3. AWARD/EFFECTIVE DATE 30-Aug-2004			4. ORDER NUMBER	5. SOLICITATION NUMBER FA8201-04-R-0096		6. SOLICITATION ISSUE DATE 13-Jul-2004

7. FOR SOLICITATION INFORMATION CALL		a. NAME PAULETTE R. CROWELL				b. TELEPHONE NUMBER (No Collect Calls) 801-775-2365		8. OFFER DUE DATE/LOCAL TIME 12:00 AM 13 Jul 2004

6.	ISSUED BY	CODE	FA8201	10. THIS ACQUISITION IS			11. DELIVERY FOR FOB	12. DISCOUNT TERMS
75 MSG/PKA
	PAULETTE CROWELL 6038 ASPEN AVE B1289NE HILL AFB UT 84056-5805			☐	UNRESTRICTED		DESTINATION UNLESS	Net 30 Days
				☒	SET ASIDE	100%FOR	BLOCK IS MARKED ☐ SEE SCHEDULE

					☒ SMALL BUSINESS		☐ 13a. THIS CONTRACT IS A RATED ORDER UNDER DPAS (15 CFR 700)
					☐ HUBZONE SMALL BUSINESS		13b RATING
☐ 8(A)
	TEL: 801-775-2365 FAX: 801-777-0632			NAICS: 541710 SIZE STANDARD:		$6 million	14 METHOD OF SOLICITATION ☐ RFQ ☐ IFB ☒ RFP

15. DELIVER TO	CODE			16. ADMINISTERED BY			CODE
SEE SCHEDULE				SEE ITEM 9

17a CONTRACTOR//OFFEROR	CODE	1K9W0		18a. PAYMENT WILL BE MADE BY				CODE	F03000
UNI-PIXEL DISPLAYS, INC. DAN VAN OSTRAND 8040 AIRPORT ROAD, SUITE T GEORGETOWN TX 78628-3704				DFAS DAYTON DFAS BVD/DY PO BOX 369024 (800) 756-4571 COLUMBUS OH 43236-9024
Tel. 512-868-6609		FACILITY CODE

☐	17B. CHECK IF REMITTANCE IS DIFFERENT AND PUT SUCH ADDRESS IN OFFER			18b. SUBMIT INVOICES TO ADDRESS SHOWN IN BLOCK 18a UNLESS BLOCK BELOW IS CHECKED ☐ SEE ADDENDUM

19.	ITEM NO.	20. SCHEDULE OF SUPPLIES/SERVICES	21	QUANTITY	22. UNIT	23.	UNIT PRICE	24.	AMOUNT

SEE SCHEDULE

25. ACCOUNTING AND APPROPRIATION DATA						26. TOTAL AWARD AMOUNT (For Govt. Use Only)
See Schedule		MAILING DATE SEP 20 2004							$686,966.95

☐	27a SOLICITATION INCORPORATES BY REFERENCE FAR 52.212-1, 52.212-4 FAR 52.212-3, 52.212-5 ARE ATTACHED				ADDENDA		☐ ARE	☐	ARE NOT ATTACHED
☐	27b CONTRACT/PURCHASE ORDER INCORPORATES BY REFERENCE FAR 52.212-4 FAR 52.212-5 IS ATTACHED.			ADDENDA	☐ ARE		☐ ARE NOT ATTACHED

28. CONTRACTOR IS REQUIRED TO SIGN THIS DOCUMENT AND RETURN		2 COPIES	29. AWARD OF CONTRACT: REFERENCE
☒	TO ISSUING OFFICE. CONTRACTOR AGREES TO FURNISH AND DELIVER ALL ITEMS SET FORTH OR OTHERWISE IDENTIFIED ABOVE AND ON ANY ADDITIONAL SHEETS SUBJECT TO THE TERMS AND CONDITIONS SPECIFIED HEREIN.	☐	OFFER DATED 19-Jul-2004 YOUR OFFER ON SOLICITATION (BLOCK 5), INCLUDING ANY ADDITIONS OR CHANGES WHICH ARE SET FORTH HEREIN, IS ACCEPTED AS TO ITEMS: SEE SCHEDULE
REF: Contractor Carts and Proposal

30a. SIGNATURE OF OFFEROR/CONTRACTOR /s/ Dan Van Ostrand		31a. UNITED STATES OF AMERICA (SIGNATURE OF CONTRACTOR OFFICER) /s/ Paulette R. Crowell

30b NAME AND TITLE OF SIGNER (TYPE OR PRINT)	30c. DATE SIGNED	31b. NAME OF CONTRACTING OFFICER (TYPE OR PRINT)	31c DATE SIGNED 20-Sep-2004
DAN VAN OSTRAND	8-27-04	PAULETTE R. CROWELL/CONTRACTING OFFICER
		TEL: 801-775-2365	EMAIL: paulette.crowell@hill.af.mil

AUTHORIZED FOR LOCAL REPRODUCTION PREVIOUS EDITION IS NOT USUABLE			STANDARD FORM 1449 (Rev. 4/2002) Prescribed by GSA FAR (48 CFR) 53.212

SOLICITATION/CONTRACT/ORDER FOR COMMERCIAL ITEMS (CONTINUED)					Page 2 of 13
19. ITEM NO.	20. SCHEDULE OF SUPPLIES/SERVICES	21 QUANTITY	22. UNIT	23. UNIT PRICE	24. AMOUNT

SEE SCHEDULE

32 a. QUANTITY IN COLUMN 21 HAS BEEN
☐ RECEIVED	☐ INSPECTED	☐ ACCEPTED, AND CONFORMS TO THE CONTRACT, EXCEPT AS NOTED

32b SIGNATURE OF AUTHORIZED GOVT. REPRESENTATIVE	32c DATE	32d PRINTED NAME AND TITLE OF AUTHORIZED GOVERNMENT REPRESENTATIVE

32e MAILING ADDRESS OF AUTHORIZED REPRESENTATIVE	32f. TELEPHONE NUMBER OF AUTHORIZED GOVERNMENT REPRESENTATIVE

32g E-MAIL OF AUTHORIZED GOVERNMENT REPRESENTATIVE

33.	SHIP NUMBER		34. VOUCHER NUMBER	35.	AMOUNT VERIFIED CORRECT FOR	36. PAYMENT		37. CHECK NUMBER
						☐ COMPLETE	☐ PARTIAL	☐ FINAL
	PARTIAL	FINAL

38 S/R ACCOUNT NUMBER			39. S/R VOUCHER NUMBER	40. PAID BY

41a. I CERTIFY THIS ACCOUNT IS CORRECT AND PROPER FOR PAYMENT					42a RECEIVED BY (Print)

41b SIGNATURE AND TITLE OF CERTIFYING OFFICER 41c DATE
42b. RECEIVED AT (Location)
					42c DATE REC'D (YY/MM/DD)		42d TOTAL CONTAINERS

AUTHORIZED FOR LOCAL REPRODUCTION PREVIOUS EDITION IS NOT USUABLE	STANDARD FORM 1449 (Rev. 4/2002) BACK Prescribed by GSA FAR (48 CFR) 53.212

FA8201-04-C-0090

SECTION SF 1449 CONTINUATION SHEET
ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
0001			Lump Sum
	Phase II SBIR
	CPFF
	Contractor to develop a Ultra High Resolution Visual system in accordance with the attached contractor work plan SBIR Proposal F2-1945 Topic AF03-280 Contractor to bill in milestone deliverables monthly. The remaining funding will be provided during the next fiscal year.
	MILSTRIP: P6ENRX4184500
	PURCHASE REQUEST NUMBER: F6ENRX41845400
			ESTIMATED COST		$636,080.95
			FIXED FEE		$ 50,886.00

			TOTAL EST COST + FEE		$686,966.95
	ACRN AA Funded Amount				$515,255.16
FOB:	DESTINATION
ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
0002			Lot		NSP
DD1423 FFP Contractor to provide data in accordance with the attached DD1423's A002-A003 PURCHASE REQUEST NUMBER: F6ENRX4184500

				NET AMT	$ 0.00
	Funded Amount				$ 0.00
FOB: Destination
INSPECTION AND ACCEPTANCE TERMS
Supplies/services will be inspected/accepted at:
CLIN	INSPECT AT	INSPECT BY	ACCEPT AT	ACCEPT BY
0001	Destination	Government	Destination	Government
0002	N/A	N/A	N/A	Government

FA8201-04-C-0090

DELIVERY INFORMATION

CLIN	DELIVERY DATE	QUANTITY	SHIP TO ADDRESS	UIC
0001	POP 23-AUG-2004 TO 24-FEB-2006	N/A	00-ALC/EN SEE SCHEDULE SEE SCHEDULE HILL AFB UT 84056-5805 FOB: Destination	F6ENRX
0002	POP 23-AUG-2004 TO 24-FEB-2006	N/A	N/A FOB: Destination
ACCOUNTING AND APPROPRIATION DATA
AA:	5743600 294 4753 663005 1T0483 58800 65502F 503000 F03000
AMOUNT:	$515,255.16
CLIN	JOB ORDER	FUNDS EXP. DATE	FUNDED BY	FUNDED AMT
0001	99930000
0001	Advise#S4720152	30-SEP-2005
0001	CSN: J4S056

CLAUSES INCORPORATED BY REFERENCE:

52.202-1	Definitions	DEC 2001
52.203-3	Gratuities	APR 1984
52.203-5	Covenant Against Contingent Fees	APR 1984
52.203-6	Restrictions On Subcontractor Sales To The Government	JUL 1995
52.203-7	Anti-Kickback Procedures	JUL 1995
52.203-8	Cancellation, Rescission, and Recovery of Funds for Illegal or Improper Activity	JAN 1997
52.203-10	Price Or Fee Adjustment For Illegal Or Improper Activity	JAN 1997
52.203-12	Limitation On Payments To Influence Certain Federal Transactions	JUN 2003
52.204-4	Printed or Copied Double-Sided on Recycled Paper	AUG 2000
52.209-6	Protecting the Government's Interest When Subcontracting With Contractors Debarred, Suspended, or Proposed for Debarment	JUL 1995
52.215-2	Audit and Records—Negotiation	JUN 1999
52.215-11	Price Reduction for Defective Cost or Pricing Data—Modifications	OCT 1997
52.215-13	Subcontractor Cost or Pricing Data—Modifications	OCT 1997
52.215-14	Integrity of Unit Prices	OCT 1997
52.215-17	Waiver of Facilities Capital Cost of Money	OCT 1997
52.215-18	Reversion or Adjustment of Plans for Postretirement Benefits (PRB) Other than Pensions	OCT 1997
52.215-19	Notification of Ownership Changes	OCT 1997
52.215-21	Requirements for Cost or Pricing Data or Information Other Than Cost or Pricing Data—Modifications	OCT 1997
52.216-7	Allowable Cost And Payment	DEC 2002
52.216-8	Fixed Fee	MAR 1997
52.217-2	Cancellation Under Multiyear Contracts	OCT 1997
52.219-3	Notice of Total HUBZone Set-Aide	JAN 1999
52.219-6	Notice Of Total Small Business Set-Aside	JUN 2003
52.219-6 Alt I	Notice of Total Small Business Set-Aside (Jun 2003)—Alternate I	OCT 1995

FA8201-04-C-0090

52.219-8	Utilization of Small Business Concerns	MAY 2004
52.222-2	Payment For Overtime Premiums	JUL 1990
52.222-3	Convict Labor	JUN 2003
52.222-21	Prohibition Of Segregated Facilities	FEB 1999
52.222-26	Equal Opportunity	APR 2002
52.222-35	Equal Opportunity For Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans	DEC 2001
52.222-36	Affirmative Action For Workers With Disabilities	JUN 1998
52.222-37	Employment Reports On Special Disabled Veterans, Veterans Of The Vietnam Era, and Other Eligible Veterans	DEC 2001
52.223-14	Toxic Chemical Release Reporting	AUG 2003
52.226-1	Utilization Of Indian Organizations And Indian-Owned Economic Enterprises	JUN 2000
52.227-2	Notice And Assistance Regarding Patent And Copyright Infringement	AUG 1996
52.228-7	Insurance—Liability To Third Persons	MAR 1996
52.229-3	Federal, State And Local Taxes	APR 2003
52.230-2	Cost Accounting Standards	APR 1998
52.232-2	Payments Under Fixed-Price Research And Development Contracts	APR 1984
52.232-9	Limitation On Withholding Of Payments	APR 1984
52.232-20	Limitation Of Cost	APR 1984
52.232-23 Alt I	Assignment of Claims (Jan 1986)—Alternate I	APR 1984
52.232-25	Prompt Payment	OCT 2003
52.233-1	Disputes	JUL 2002
52.233-3	Protest After Award	AUG 1996
52.233-3 Alt I	Protest After Award (Aug 1996)—Alternate I	JUN 1985
52.242-1	Notice of Intent to Disallow Costs	APR 1984
52.242-3	Penalties for Unallowable Costs	MAY 2001
52.242-4	Certification of Final Indirect Costs	JAN 1997
52.242-13	Bankruptcy	JUL 1995
52.242-15	Stop-Work Order	AUG 1989
52.242-15 Alt I	Stop-Work Order (Aug 1989)—Alternate I	APR 1984
52.243-1 Alt V	Changes—Fixed-Price (Aug 1987)—Alternate V	APR 1984
52.243-2 Alt V	Changes—Cost-Reimbursement (Aug 1987)—Alternate V	APR 1984
52.243-5	Changes and Changed Conditions	APR 1984
52.244-2	Subcontracts	AUG 1998
52.244-2 Alt I	Subcontracts (Aug 1998)—Alternate I	AUG 1998
52.244-5	Competition In Subcontracting	DEC 1996
52.244-6	Subcontracts for Commercial Items	MAY 2004
52.245-5 Dev	Government Property (Cost-Reimbursement, Time-and-Material, or Labor-Hour Contracts) Deviation	JUN 2003
52.246-1	Contractor Inspection Requirements	APR 1984
52.246-8	Inspection Of Research And Development Cost Reimbursement	MAY 2001
52.246-25	Limitation Of Liability—Services	FEB 1997

FA8201-04-C-0090

52.247-34	F.O.B. Destination	NOV 1991
52.249-2	Termination For Convenience Of The Government (Fixed-Price)	MAY 2004
52.249-6	Termination (Cost Reimbursement)	MAY 2004
52.249-6 Alt IV	Termination (Cost Reimbursement) (May 2004)—Alternate IV	SEP 1996
52.249-14	Excusable Delays	APR 1984
52.253-1	Computer Generated Forms	JAN 1991
252.203-7001	Prohibition On Persons Convicted of Fraud or Other Defense-Contract-Related Felonies	MAR 1999
252.204-7003	Control Of Government Personnel Work Product	APR 1992
252.204-7004 Alt A	A Required Central Contractor Registration Alternate A	NOV 2003
252.205-7000	Provision Of Information To Cooperative Agreement Holders	DEC 1991
252.209-7000	Acquisition From Subcontractors Subject To On-Site Inspection Under The Intermediate Range Nuclear Forces (INF) Treaty	NOV 1995
252.209-7004	Subcontracting With Firms That Are Owned or Controlled By The Government of a Terrorist Country	MAR 1998
252.215-7000	Pricing Adjustments	DEC 1991
252.219-7011	Notification to Delay Performance	JUN 1998
252.225-7001	Buy American Act And Balance Of Payments Program	APR 2003
252.225-7002	Qualifying Country Sources As Subcontractors	APR 2003
252.225-7012	Preference For Certain Domestic Commodities	JUN 2004
252.225-7016	Restriction On Acquisition Of Ball and Roller Bearings	MAY 2004
252.227-7014	Rights in Noncommercial Computer Software and Noncommercial Computer Software Documentation	JUN 1995
252.227-7015	Technical Data—Commercial Items	NOV 1995
252.227-7018	Rights in Noncommercial Technical Data and Computer Software—Small Business Innovation Research (SBIR) Program	JUN 1995
252.227-7027	Deferred Ordering Of Technical Data Or Computer Software	APR 1988
252.227-7030	Technical Data—Withholding Of Payment	MAR 2000
252.227-7037	Validation of Restrictive Markings on Technical Data	SEP 1999
252.227-7039	Patents—Reporting Of Subject Inventions	APR 1990
252.232-7003	Electronic Submission of Payment Requests	JAN 2004
252.235-7010	Acknowledgment of Support and Disclaimer	MAY 1995
252.235-7011	Final Scientific or Technical Report	SEP 1999
252.242-7004	Material Management And Accounting System	DEC 2000
252.243-7001	Pricing Of Contract Modifications	DEC 1991
252.243-7002	Requests for Equitable Adjustment	MAR 1998
252.244-7000	Subcontracts for Commercial Items and Commercial Components (DoD Contracts)	MAR 2000
252.246-7000	Material Inspection And Receiving Report	MAR 2003
252.247-7023	Transportation of Supplies by Sea	MAY 2002
252.247-7023 Alt III	Transportation of Supplies by Sea (May 2002) Alternate III	MAY 2002
252.247-7024	Notification Of Transportation Of Supplies By Sea	MAR 2000

FA8201-04-C-0090

CLAUSES INCORPORATED BY FULL TEXT

52.227-11    PATENT RIGHTS—RETENTION BY THE CONTRACTOR (SHORT FORM) (JUN 1997)

(a) Definitions.

(1) "Invention" means any invention or discovery which is or may be patentable or otherwise protectable under title 35 of the United States Code, or any novel variety of plant which is or may be protected under the Plant Variety Protection Act (7 U.S.C. 2321, et seq.).

(2) "Made" when used in relation to any invention means the conception or first actual reduction to practice of such invention.

(3) "Nonprofit organization" means a university or other institution of higher education or an organization of the type described in section 501(c)(3) of the Internal Revenue Code of 1954 (26 U.S.C. 501(c)) and exempt from taxation under section 501(a) of the Internal Revenue Code (26 U.S.C. 501(a)) or any nonprofit scientific or educational organization qualified under a state nonprofit organization statute.

(4) "Practical application" means to manufacture, in the case of a composition of product; to practice, in the case of a process or method, or to operate, in the case of a machine or system; and, in each case, under such conditions as to establish that the invention is being utilized and that is benefits are, to the extent permitted by law or Government regulations, available to the public on reasonable terms.

(5) "Small business firm" means a small business concern as defined at section 2 of Pub. L. 85-536 (15 U.S.C. 632) and implementing regulations of the Administrator of the Small Business Administration. For the purpose of this clause, the size standards for small business concerns involved in Government procurement and subcontracting at 13 CFR 121.3-8 and 13 CFR 121.3-12, respectively, will be used.

(6) "Subject invention" means any invention of the contractor conceived or first actually reduced to practice in the performance of work under this contract, provided that in the case of a variety of plant, the date of determination (as defined in section 41(d) of the Plant Variety Protection Act, 7 U.S.C. 2401(d)) must also occur during the period of contract performance.

(b) Allocation of principal rights. The Contractor may retain the entire right, title, and interest throughout the world to each subject invention subject to the provisions of this clause and 35 U.S.C. 203. With respect to any subject invention in which the Contractor retains title, the Federal Government shall have a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced for or on behalf of the United States the subject invention throughout the world.

(c) Invention disclosure, election of title, and filing of patent application by Contractor. (1) The Contractor will disclose each subject invention to the Federal agency within 2 months after the inventor discloses it in writing to Contractor personnel responsible for patent matters. The disclosure to the agency shall be in the form of a written report and shall identify the contract under which the invention was made and the inventor(s). It shall be sufficiently complete in technical detail to convey a clear understanding to the extent known at the time of the disclosure, of the nature, purpose, operation, and the physical, chemical, biological or electrical characteristics of the invention. The disclosure shall also identify any publication, on sale or public use of the invention and whether a manuscript describing the invention has been submitted for publication and, if so, whether it has been accepted for publication at the time of disclosure. In addition, after disclosure to the agency, the Contractor will promptly notify the agency of the acceptance of any manuscript describing the invention for publication or of any on sale or public use planned by the Contractor.

FA8201-04-C-0090

(2) The Contractor will elect in writing whether or not to retain title to any such invention by notifying the Federal agency within 2 years of disclosure to the Federal agency. However, in any case where publication, on sale or public use has initiated the 1-year statutory period wherein valid patent protection can still be obtained in the United States, the period for election of title may be shortened by the agency to a date that is no more than 60 days prior to the end of the statutory period.

(3) The Contractor will file its initial patent application on a subject invention to which it elects to retain title within 1 year after election of title or, if earlier, prior to the end of any statutory period wherein valid patent protection can be obtained in the United States after a publication, on sale, or public use. The Contractor will file patent applications in additional countries or international patent offices within either 10 months of the corresponding initial patent application or 6 months from the date permission is granted by the Commissioner of Patents and Trademarks to file foreign patent applications where such filing has been prohibited by a Secrecy Order.

(4) Requests for extension of the time for disclosure election, and filing under subparagraphs (c)(1), (2), and (3) of this clause may, at the discretion of the agency, be granted.

(d) Conditions when the Government may obtain title. The Contractor will convey to the Federal agency, upon written request, title to any subject invention—

(1) If the Contractor fails to disclose or elect title to the subject invention within the times specified in paragraph (c) of this clause, or elects not to retain title; provided, that the agency may only request title within 60 days after learning of the failure of the Contractor to disclose or elect within the specified times.

(2) In those countries in which the Contractor fails to file patent applications within the times specified in paragraph (c) of this clause; provided, however, that if the Contractor has filed a patent application in a country after the times specified in paragraph (c) of this clause, but prior to its receipt of the written request of the Federal agency, the Contractor shall continue to retain title in that country.

(3) In any country in which the Contractor decides not to continue the prosecution of any application for, to pay the maintenance fees on, or defend in reexamination or opposition proceeding on, a patent on a subject invention.

(e) Minimum rights to Contractor and protection of the Contractor right to file. (1) The Contractor will retain a nonexclusive royalty-free license throughout the world in each subject invention to which the Government obtains title, except if the Contractor fails to disclose the invention within the times specified in paragraph (c) of this clause. The Contractor's license extends to its domestic subsidiary and affiliates, if any, within the corporate structure of which the Contractor is a party and includes the right to grant sublicenses of the same scope to the extent the Contractor was legally obligated to do so at the time the contract was awarded. The license is transferable only with the approval of the Federal agency, except when transferred to the successor of that part of the Contractor's business to which the invention pertains.

(2) The Contractor's domestic license may be revoked or modified by the funding Federal agency to the extent necessary to achieve expeditious practical application of subject invention pursuant to an application for an exclusive license submitted in accordance with applicable provisions at 37 CFR Part 404 and agency licensing regulations (if any). This license will not be revoked in that field of use or the geographical areas in which the Contractor has achieved practical application and continues to make the benefits of the invention reasonably accessible to the public. The license in any foreign country may be revoked or modified at the discretion of the funding Federal agency to the extent the Contractor, its licensees, or the domestic subsidiaries or affiliates have failed to achieve practical application in that foreign country.

(3) Before revocation or modification of the license, the funding Federal agency will furnish the Contractor a written notice of its intention to revoke or modify the license, and the Contractor will be allowed 30 days (or such other time as may be authorized by the funding Federal agency for good cause shown by the Contractor) after the notice to show cause why the license should not be revoked or modified. The Contractor has the right to appeal, in accordance with applicable regulations in 37 CFR Part 404 and agency regulations, if any, concerning the licensing of Government-owned inventions, any decision concerning the revocation or modification of the license.

FA8201-04-C-0090

(f) Contractor action to protect the Government's interest. (1) The Contractor agrees to execute or to have executed and promptly deliver to the Federal agency all instruments necessary to (i) establish or confirm the rights the Government has throughout the world in those subject inventions to which the Contractor elects to retain title, and (ii) convey title to the Federal agency when requested under paragraph (d) of this clause and to enable the Government to obtain patent protection throughout the world in that subject invention.

(2) The Contractor agrees to require, by written agreement, its employees, other than clerical and nontechnical employees, to disclose promptly in writing to personnel identified as responsible for the administration of patent matters and in a format suggested by the Contractor each subject invention made under contract in order that the Contractor can comply with the disclosure provisions of paragraph (c) of this clause, and to execute all papers necessary to file patent applications on subject inventions and to establish the Government's rights in the subject inventions. This disclosure format should require, as a minimum, the information required by subparagraph (c)(1) of this clause. The Contractor shall instruct such employees, through employee agreements or other suitable educational programs, on the importance of reporting inventions in sufficient time to permit the filing of patent applications prior to U.S. or foreign statutory bars.

(3) The Contractor will notify the Federal agency of any decisions not to continue the prosecution of a patent application, pay maintenance fees, or defend in a reexamination or opposition proceeding on a patent, in any country, not less than 30 days before the expiration of the response period required by the relevant patent office.

(4) The Contractor agrees to include, within the specification of any United States patent application and any patent issuing thereon covering a subject invention, the following statement, "This invention was made with Government support under (identify the contract) awarded by (identify the Federal agency). The Government has certain rights in the invention."

(g) Subcontracts. (1) The Contractor will include this clause, suitably modified to identify the parties, in al subcontracts, regardless of tier, for experimental, developmental, or research work to be performed by a small business firm or domestic nonprofit organization. The subcontractor will retain all rights provided for the Contractor in this clause, and the Contractor will not, as part of the consideration for awarding the subcontract, obtain rights in the subcontractor's subject inventions.

(2) The Contractor will include in all other subcontracts, regardless of tier, for experimental, developmental, or research work the patent rights clause required by Subpart 27.3.

(3) In the case of subcontracts, at any tier, the agency, subcontractor, and the Contractor agree that the mutual obligations of the parties created by this clause constitute a contract between the subcontractor and the Federal agency with respect to the matters covered by the clause; provided, however, that nothing in this paragraph is intended to confer any jurisdiction under the Contract Disputes Act in connection with proceedings under paragraph (j) of this clause.

(h) Reporting on utilization of subject inventions. The Contractor agrees to submit, on request, periodic reports no more frequently than annually on the utilization of a subject invention or on efforts at obtaining such utilization that are being made by the Contractor or its licensees or assignees. Such reports shall include information regarding the status of development, date of first commercial sale or use, gross royalties received by the Contractor, and such other data and information as the agency may reasonably specify. The Contractor also agrees to provide additional reports as may be requested by the agency in connection with any march-in proceeding undertaken by the agency in accordance with paragraph (j) of this clause. As required by 35 U.S.C. 202(c)(5), the agency agrees it will not disclose such information to persons outside the Government without permission of the Contractor.

FA8201-04-C-0090

(i) Preference for United States industry. Notwithstanding any other provision of this clause, the Contractor agrees that neither it nor any assignee will grant to any person the exclusive right to use or sell any subject invention in the United States unless such person agrees that any product embodying the subject invention or produced through the use of the subject invention will be manufactured substantially in the United States. However, in individual cases, the requirement for such an agreement may be waived by the Federal agency upon a showing by the Contractor or its assignee that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture substantially in the United States or that under the circumstances domestic manufacture is not commercially feasible.

(j) March-in rights. The Contractor agrees that, with respect to any subject invention in which it has acquired title, the Federal agency has the right in accordance with the procedures in 37 CFR 401.6 and any supplemental regulations of the agency to require the Contractor, an assignee or exclusive licensee of a subject invention to grant a nonexclusive, partially exclusive, or exclusive license in any field of use to a responsible applicant or applicants, upon terms that are reasonable under the circumstances, and if the Contractor, assignee, or exclusive licensee refuses such a request the Federal agency has the right to grant such a license itself if the Federal agency determines that—

(1) Such action is necessary because the Contractor or assignee has not taken, or is not expected to take within a reasonable time, effective steps to achieve practical application of the subject invention in such field of use;

(2) Such action is necessary to alleviate health or safety needs which are not reasonably satisfied by the Contractor, assignee, or their licensees;

(3) Such action is necessary to meet requirements for public use specified by Federal regulations and such requirements are not reasonably satisfied by the Contractor, assignee, or licensees; or

(4) Such action is necessary because the agreement required by paragraph (i) of this clause has not been obtained or waived or because a licensee of the exclusive right to use or sell any subject invention in the United States is in breach of such agreement.

(k) Special provisions for contracts with nonprofit organizations. If the Contractor is a nonprofit organization, it agrees that—

(1) Rights to a subject invention in the United States may not be assigned without the approval of the Federal agency, except where such assignment is made to an organization which has as one of its primary functions the management of inventions; provided, that such assignee will be subject to the same provisions as the Contractor;

(2) The Contractor will share royalties collected on a subject invention with the inventor, including Federal employee co-inventors (when the agency deems it appropriate) when the subject invention is assigned in accordance with 35 U.S.C. 202(e) and 37 CFR 401.10;

(3) The balance of any royalties or income earned by the Contractor with respect to subject inventions, after payment of expenses (including payments to inventors) incidental to the administration of subject inventions will be utilized for the support of scientific research or education; and

(4) It will make efforts that are reasonable under the circumstances to attract licensees of subject inventions that are small business firms, and that it will give a preference to a small business firm when licensing a subject invention if the Contractor determines that the small business firm has a plan or proposal for marketing the invention which, if executed, is equally as likely to bring the invention to practical application as any plans or proposals from applicants that are not small business firms; provided, that the Contractor is also satisfied that the small business firm has the capability and resources to carry out its plan or proposal. The decision whether to give a preference in any specific case will be at the discretion of the contractor. However, the Contractor agrees that the Secretary of Commerce may review the Contractor's licensing program and decisions regarding small business applicants, and the Contractor will negotiate changes to its licensing policies, procedures, or practices with the Secretary of Commerce when the Secretary's review discloses that the Contractor could take reasonable steps to more effectively implement the requirements of this subparagraph (k)(4).

FA8201-04-C-0090

(l) Communications.

N/A
(End of clause)

52.252-2    CLAUSES INCORPORATED BY REFERENCE (FEB 1998)

This contract incorporates one or more clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at this/these address(es):

http://farsite.hill.af.mil/VFFARA.HTM
http://farsite.hill.afmil/VFDFARA.HTM
http://farsite.hill.af.mil/vfafara.htm
http://farsite.hill.af.mil/vfaffara.htm
(End of clause)

52.252-6    AUTHORIZED DEVIATIONS IN CLAUSES (APR 1984)

(a) The use in this solicitation or contract of any Federal Acquisition Regulation 48 CFR Chapter 1 clause with an authorized deviation is indicated by the addition of "DEVIATION" after the date of the clause.

(b) The use in this solicitation or contract of any Defense Federal Acquisition Requisition Supplement (48 CFR Chapter 2 clause with an authorized deviation is indicated by the addition of "(DEVIATION)" after the name of the regulation.

(End of clause)

252.232-7004    DOD PROGRESS PAYMENT RATES (OCT 2001)

(a) If the contractor is a small business concern, the Progress Payments clause of this contract is modified to change each mention of the progress payment rate and liquidation rate (excepting paragraph (k), Limitations on Undefinitized Contract Actions) to 90 percent.

(c) If the contractor is a small disadvantaged business concern, the Progress Payments clause of this contract is modified to change each mention of the progress payment rate and liquidation rate (excepting paragraph (k), Limitations on Undefinitized Contract Actions) to 95 percent.

(End of clause)

5352.215-9005    INCORPORATION OF CONTRACTOR'S TECHNICAL PROPOSAL (AFMC) (AUG 1998)

(a) The following documents are incorporated herein by reference and made a part of this contract:

Paragraph Nos. Work Plan of Contractor's Technical Proposal (or appropriate document(s) name) Version No. F2-1945, Topic AF03-280, dated April 04, entitled ultra High-Reslution Visual System Development.

FA8201-04-C-0090

(b) Nothing contained in the Contractor's technical proposal shall constitute a waiver to any other requirement of this contract. In the event of any conflict between the Contractor's technical proposal and any other requirement of the contract, the conflict shall be resolved in accordance with the Order of Precedence clause. For purposes of the Order of Precedence clause the document(s) listed above shall rank n/a.

(c) The detailed technical content of the Contractor's proposal was an important factor in the selection of the Contractor for award of this contract. The documents listed above are now contractually binding. The Contractor shall not change or otherwise deviate from the content of these documents without prior written approval from the Contracting Officer.

(d) If it is necessary to change the performance, design, configuration, or other items specified in the technical proposal in order to comply with the requirements of the contract clauses, special contract requirements, or statement of work, the contract shall be modified appropriately.

(e) The Contractor agrees that the documents listed above reflects the results/responses to all exchanges and/or Evaluation Notices (ENs) issued during the negotiation process. If, after contract award, it is discovered that changes made during negotiations were not incorporated in the SOW and/or technical proposal, such changes to the Contractor's documents shall be considered administrative in nature and shall be made by unilateral modification to the contract, at no change in contract cost or price or other terms and conditions.

5352.232-9000    REMITTANCE ADDRESS (MAY 1996)

If the remittance address is different from the mailing address, enter the remittance address below. Failure to provide this information may impact payment.

                    Same/Electronic transfer

ADDITIONAL INFORMATION

RELEASE OF INFORMATION.    The contractor shall not make public release of any information by news release, advertising copy, published professional papers, or presentations, covering all or any part of this contractual effort without prior approval of the cognizant Office of Public Affairs. Three (3) copies of any information to be released must be submitted to the Project Engineer stated on the DD Form 1423-1 of this contract for processing, security review and clearance 30 days prior to release. Send one (1) information copy to the cognizant Contracting Officer. Papers/presentations co-authored with the Air force author may be submitted by either author.

COPYRIGHTS.    Copyrights in technical data and computer software generated under a SBIR program contract shall, when agreed to in writing by the Contracting Officer, be owned by the contractor. The Government should obtain a royalty-free license under the copyright. Each publication of copyrighted material should contain an appropriate acknowledgement and disclaimer statement. The government must protest the data from public dissemination for four years after the end of Phase II contract. During this time the SBIR contractor has the advantage of sole use of the data in the private sector. Specific questions or problems should be clarified by the servicing legal office.

FA8201-04-C-0090

PATENTS.    SBIR firms normally may retain the principal worldwide patent rights to any invention developed with government support. The government receives a royalty-free license for its use, reserves the right to require the patent holder to license others in certain limited circumstances, and require that anyone exclusively licensed to sell the invention in the United States must normally manufacture to domestically. To the extent authorized by 35 USC 205, the government will not make public any information disclosing a government-supported invention for a period of five years to allow the awardee to pursue a patent.

NON-INTERFERENCE CLAUSE:    There is no permission given or implied which allows any contractor personnel associated with this contract to interfere with other government functions, or use government resources unless prior approval was requested.

PERIOD OF PERFORMANCE:    The contractor shall provide all level of effort, subcontractor support, materials/equipment, data and reports required by CLINS 0001 and 0002 of this contract and the supplies/materials/prototype described within eighteen (18) months after the effective date of the contract.

BILLING AND PAYMENT:    Contractor shall bill in milestone/deliverable billings as follows: Monthly

Invoicing and Vouchering:

(d)
Public vouchers (SF 1034) or contractor equivalent shall be submitted to the Administrative Contracting Officer (ACO) set forth on the Standard Form 1449 prior to payment by the Defnese Finance and Accounting Service (DFAS) specified on page 1. The ACO will approve and forward the approved voucher to the DFAS paying office.

(e)
The paying office shall ensure that the voucher is disbursed for each ACRN as indicated on the voucher.

(f)
The Contractor shall identify on each public voucher: (1) the contract number (2) the accounting classification reference number (ACRN) assigned to the accounting classification which pertains to the charges billed, e.g. ACRN: AA" (3) the order number/PRON; and (4) in the address block, the Tax identification number, a point of contact and the telephone number.

Contractor is required to comply to SBIR Program Directive 92, 4(b), 6(a)(b) and 8. this requires contractor to perform half of the research, Primary Employment Principal Investigator to be with company. Work will be performed in the US and information when complete is to be provided to Tech-Net Data base system. See www.dodsbir.net/deskreference/annexa.htm for further information and instruction.

EXHIBITS, DOCUMENTS, ATTACH

Exhibits, Documents and Attachments

DD 1423	Contract Data Requirements List (CDRL) Contractor Proposal F2-1945	3 pages 7 pages	Undated Undated

CONTRACT DATA REQUIREMENTS LIST (1 Data Item)				Form Approved OMB No. 0704-0188

Public reporting burden for this collection of information is estimated to average 110 hours per response, including the time for reviewing instructions, searching existing data sources, gathering and maintaining the data needed, and completing and reviewing the collection of information. Send comments regarding this burden estimate or any other aspect of this collection of information, including suggestions for reducing this burden to Department of Defense, Washington Headquarters Services, Directorate for Information Operations and Reports, 7215 Jefferson Davis Highway, Suite 1204, Arlington, VA 22202-4302, and to the Offices of Management and Budget, Paperwork Reduction Project (0704-01881), Washington, DC 20503. Please DO NOT RETURN your form to either of these addresses. Send completed form to the Government Issuing Contracting Officer for the Contract/PB No. listed in Block E.

A. CONTRACT LINE ITEM NO.	B. EXHIBIT	C. CATEGORY:
1	A	TOP ______________	TM ______________	OTHER X

D. SYSTEM/ITEM	E. CONTRACT/PR NO.		F. CONTRACTOR
	F6ENRX41845400			Uni-Pixel Displays, Inc.

1. DATA ITEM NO.B	2. TITLE OF DATA ITEM	3. SUBTITLE
A002	Technical Report	Quarterly Report

4. AUTHORITY (Data Acquisition Document No.)	5. CONTRACT REFERENCE	6. REQUIRING OFFICE
Contractor Format	Proposal Work Plan	OO-ALC/ENR

7. DO 250 REQ	9. DIST STATEMENT REQUIRED	10. FREQUENCY	12. DATE OF FIRST SUBMISSION	14. DISTRIBUTION
DD		Quarterly	See Block 16

8. APP CODE		11. AS OF DATE	13. DATE OF SUBSEQUENT	a. ADDRESSEE	b. COPIES
			SUBMISSION
		See Block 16	See Block 16		Draft	Final
					Reg	Repro

16. REMARKS				OOALC/YW4	1

Blcks 11, 12, & 13: The first quarterly report shall be 90 days after contract award. Subsequent reports are due the 10th day of the month of each quarter after first report.				Ted Stokes 6052 Fir Ave. Bldg 1235 Hill AFB, UT 84056-5820

				OOALC/ENE	1

				Scott Porter 6051 Gum Lane Bldg 1225 Hill AFB, UT 84056-5826

				OOALC/PKOS	1

				Paulette Crowell 6038 Aspen Ave., Bldg 1289, NE Hill AFB, UT 84056-5805

				15. TOTAL	3

G. PREPARED BY		H. DATE	I. APPROVED BY		J. DATE

DD FORM 1423-1, FEB 2001		PREVIOUS EDITION MAY BE USED.		Page of Pages

CONTRACT DATA REQUIREMENTS LIST (1 Data Item)				Form Approved OMB No. 0704-0188

Public reporting burden for this collection of information is estimated to average 110 hours per response, including the time for reviewing instructions, searching existing data sources, gathering and maintaining the data needed, and completing and reviewing the collection of information. Send comments regarding this burden estimate or any other aspect of this collection of information, including suggestions for reducing this burden to Department of Defense, Washington Headquarters Services, Directorate for Information Operations and Reports, 7215 Jefferson Davis Highway, Suite 1204, Arlington, VA 22202-4302, and to the Offices of Management and Budget, Paperwork Reduction Project (0704-01881), Washington, DC 20503. Please DO NOT RETURN your form to either of these addresses. Send completed form to the Government Issuing Contracting Officer for the Contract/PB No. listed in Block E.

A. CONTRACT LINE ITEM NO.	B. EXHIBIT	C. CATEGORY:
1	A	TOP ______________	TM ______________	OTHER X

D. SYSTEM/ITEM	E. CONTRACT/PR NO.		F. CONTRACTOR
	F6ENRX41845400			Uni-Pixel Displays, Inc.

1. DATA ITEM NO.B	2. TITLE OF DATA ITEM	3. SUBTITLE
A002	Scientific and Technical Report	Final Report

4. AUTHORITY (Data Acquisition Document No.)	5. CONTRACT REFERENCE	6. REQUIRING OFFICE
Contractor Format	Proposal Work Plan	OO-ALC/ENR

7. DO 250 REQ	9. DIST STATEMENT REQUIRED	10. FREQUENCY	12. DATE OF FIRST SUBMISSION	14. DISTRIBUTION
DD		One	See Block 16

8. APP CODE		11. AS OF DATE	13. DATE OF SUBSEQUENT	a. ADDRESSEE	b. COPIES
			SUBMISSION
		See Block 16	See Block 16		Draft	Final
					Reg	Repro

16. REMARKS				OOALC/YW4	1

Blcks 11, 12, & 13: Draft report for the requiring office review shall be due 23 months after contract award. The requiring office will review and forward comments within 10 working days. Contractor final submission is due 10 working days after receipt of comments from the requiring office (Scott Porter, ENE). The requiring office (ENE) shall have the approval authority.				Ted Stokes 6052 Fir Ave. Bldg 1235 Hill AFB, UT 84056-5820

				OOALC/ENE	1

				Scott Porter 6051 Gum Lane Bldg 1225 Hill AFB, UT 84056-5826

				OOALC/PKOS	1

				Paulette Crowell 6038 Aspen Ave., Bldg 1289, NE Hill AFB, UT 84056-5805

				15. TOTAL	3

G. PREPARED BY		H. DATE	I. APPROVED BY		J. DATE

DD FORM 1423-1, FEB 2001		PREVIOUS EDITIONS MAY BE USED.		Page of Pages

CONTRACT DATA REQUIREMENTS LIST (1 Data Item)				Form Approved OMB No. 0704-0188

Public reporting burden for this collection of information is estimated to average 110 hours per response, including the time for reviewing instructions, searching existing data sources, gathering and maintaining the data needed, and completing and reviewing the collection of information. Send comments regarding this burden estimate or any other aspect of this collection of information, including suggestions for reducing this burden to Department of Defense, Washington Headquarters Services, Directorate for Information Operations and Reports, 7215 Jefferson Davis Highway, Suite 1204, Arlington, VA 22202-4302, and to the Offices of Management and Budget, Paperwork Reduction Project (0704-01881), Washington, DC 20503. Please DO NOT RETURN your form to either of these addresses. Send completed form to the Government Issuing Contracting Officer for the Contract/PB No. listed in Block E.

A. CONTRACT LINE ITEM NO.	B. EXHIBIT	C. CATEGORY:
1	A	TOP ______________	TM ______________	OTHER X

D. SYSTEM/ITEM	E. CONTRACT/PR NO.		F. CONTRACTOR
	F6ENRX41845400			Uni-Pixel Displays, Inc.

1. DATA ITEM NO.B	2. TITLE OF DATA ITEM	3. SUBTITLE
A003	Summary Reports	Interim and Final Reports

4. AUTHORITY (Data Acquisition Document No.)	5. CONTRACT REFERENCE	6. REQUIRING OFFICE
SBIR Shopping Mall Website	Proposal Work Plan	OO-ALC/ENR

7. DO 250 REQ	9. DIST STATEMENT REQUIRED	10. FREQUENCY	12. DATE OF FIRST SUBMISSION	14. DISTRIBUTION
DD		12 mo/24 mo	See Block 16

8. APP CODE		11. AS OF DATE	13. DATE OF SUBSEQUENT	a. ADDRESSEE	b. COPIES
			SUBMISSION
		See Block 16	See Block 16		Draft	Final
						Reg	Repro

16. REMARKS				OO-ALC/YW4		1

Blocks 11, 12, & 13: The contractor will provide an interim Phase II summary report (delivered 12 months after contract award) and a final Phase II summary report. These reports will be posted to the Air Force Virtual SBIR Shopping Mall (http://www.sbirsttrmall.com). Summary reports are intended to highlight SBIR technologies to prospective customers (e.g., Air Force system program offices, prime contractors), thereby facilitating increased Phase III commercialization and partnering opportunities. The interim and final reports should not exceed 700 words and should include the technology description as well as the anticipated applications/benefits for the government and/or private sector use. Sample formats and detailed instructions are posted on the Shopping Mall web site. Summary reports should involve minimal work on the part of the contractor, since most of the information required is in the more comprehensive interim progress and technical reports. Since the Shopping Mall is a public Internet site, the summary reports shall not contain any proprietary or sensitive information.				Ted Stokes 6052 Fir Ave. Bldg 1235 Hill AFB, UT 84056-5820

Contractors are also highly encouraged to submit a Phase II success story, or a final Phase I or Phase II summary report, for prior-year SBIR awards on a voluntary basis. A success story relates to a SBIR technology that has transitioned, or is in the process of transitioning, to a government or private sector customer(s).				OO-ALC/ENR		1

				Joseph W. Burns 6051 Gum Lane Bldg 1225 Hill AFB, UT 84056-5826

				OO-ALC/PKOS		1

				Paulette Crowell 6038 Aspen Ave., Bldg 1289, NE Hill AFB, UT 84056-5805

				15. TOTAL	0	3	0

G. PREPARED BY		H. DATE	I. APPROVED BY		J. DATE

DD FORM 1423-1, FEB 2001		PREVIOUS EDITION MAY BE USED.		Page of Pages

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